Exhibit 4.4

FORM OF FOUNDER WARRANT PURCHASE AGREEMENT

FOUNDER WARRANT PURCHASE AGREEMENT (this “Agreement”) made as of this [•] day of [•], 2007 among BBV Vietnam S.E.A. Acquisition Corp., a Marshall Island corporation (the “Company”) and the undersigned (the “Purchasers”).

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-146829) (as amended, the “Registration Statement”), in connection with the Company’s initial public offering (the “IPO”) of 4,500,000 units (or 5,175,000 units, if the underwriters’ over-allotment option is exercised in full) (the “Units”), each Unit consisting of one share of the Company’s common stock, $.0001 par value (the “Common Stock”), and (ii) one warrant (the “Warrant”), each warrant to purchase one share of Common Stock;

WHEREAS, immediately prior to the consummation of the IPO, the Company desires to sell, in a private placement to the Purchasers (the “Placement”), an aggregate of 1,017,857 warrants (the “Founder Warrants”) substantially identical to the Warrants being issued in the IPO as part of the Units, pursuant to the terms and conditions hereof and as set forth in the Registration Statement, except that the Founder Warrants to be issued in the Placement (i) shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”), (ii) will be non-redeemable so long as the Purchasers (or their permitted transferees) hold such Warrants, (iii) shall be exercised on a cashless basis so long as the Purchasers (or their permitted transferees) hold such Founder Warrants and, (iv) subject to certain limited exceptions, the Founder Warrants are not transferable until they are released from escrow, which will only be after the consummation of a business combination;

WHEREAS, each Purchaser desires to acquire the number of Founder Warrants set forth opposite his name on Schedule A hereto;

WHEREAS, except as provided herein, the Founder Warrants shall be governed by the Warrant Agreement filed as an exhibit to the Registration Statement; and

WHEREAS, the Purchasers are entitled to registration rights with respect to the Founder Warrants and the Common Stock underlying the Founder Warrants (the “Underlying Shares”) on the terms set forth that certain Registration Rights Agreement, dated the date hereof, by and among the Company and the investors listed on the signature page thereto.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Authorization of the Founder Warrants. The Company has duly authorized the issuance and sale of the Founder Warrants to the Purchasers.

2. Purchase of Founder Warrants. The Purchasers hereby agree to purchase an aggregate of 1,017,875 Founder Warrants at a purchase price of $1.40 per Founder Warrant, for an aggregate of $1,425,025 (the “Purchase Price”). Such Purchase Price shall be paid for with funds derived directly from such Purchasers in the names and amounts set forth on Schedule A hereto. On the Closing Date, as defined below, upon payment by the Purchasers of the aggregate Purchase Price by wire of immediately available funds to the Company, the Company shall deliver certificates evidencing the Founder Warrants duly registered in each Purchaser’s name to each respective Purchaser.

3. Closing. The closing of the purchase and sale of the Founder Warrants (the “Closing”) will take place at such time and place as the parties may agree (the “Closing Date”), but in no event later than the effective date of the Registration Statement (the “Effective Date”) of the IPO. On or prior to the Effective Date, the Purchasers shall pay the Purchase Price by wire transfer of funds to the trust account at JP Morgan Chase Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”). The certificates for the Founder Warrants shall be delivered to the Purchasers promptly after the payment of the Purchase Price.

4.  Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company that:

4.1 The execution and delivery by the Purchasers of this Agreement and the fulfillment of and compliance with the respective terms hereof by the Purchasers do not and shall not, as of the Closing Date, conflict with or result in a breach of the terms, conditions or provisions of any other agreement, instrument, order, judgment or decree to which the Purchasers are subject.

4.2 The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

4.3 The Founder Warrants are being acquired for the Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

4.4 The Purchaser has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

4.5 The Purchasers understand that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities or the fairness or suitability of the investment in the securities nor have such authorities passed upon or endorsed the merits of the offering of the securities.

5. Registration Rights. The Purchasers shall have registration rights with respect to the Founder Warrants and the Underlying Shares pursuant to that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company and the investors listed on the signature page thereto.

6. Waiver of Claims Against Trust Account. The Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any distributions from the Trust Account with respect to any shares of Common Stock acquired by the Purchaser in connection with the exercise of the Founder Warrants purchased hereby pursuant to this Agreement (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

7. Waiver and Indemnification. The Purchasers hereby waive any and all rights to assert any present or future claims, including any right of rescission, against the Company or the underwriters in the IPO with respect to their purchase of the Founder Warrants, and each Purchaser agrees jointly and severally to indemnify and hold the Company and the underwriters in the IPO harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company or such underwriters by Purchasers of the Founder Warrants.

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8. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

9. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

(Remainder of page intentionally left blank. Signature page to follow.)

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the [•] day of [•], 2008.

BBV VIETNAM S.E.A. ACQUISITION CORP.

By:
Eric M. Zachs, President

PURCHASERS:

Eric M. Zachs

Robert H.J. Lee

Eliezer R. Katz

[Signature page to Founder Warrant Purchase Agreement]

SCHEDULE A

PURCHASERS

Purchaser	Purchase Price	Number of Founder Warrants
Eric M. Zachs
Robert H.J. Lee
Eliezer R. Katz

SCH-A-1